EXHIBIT 10.4
APNs: 162-03-301-004 through 010, inclusive,
162-03-301-013, 162-03-301-015, 162-03-301-016,
162-03-401-001, 162-03-401-002,
162-04-710-041 through 055, inclusive,
162-04-813-059, 162-04-813-060, 162-04-813-061,
162-04-813-084 through 098, inclusive,
162-03-301-011, 162-03-301-012
When Recorded Return To:
Matthew Weidner, Esq.
Latham & Watkins LLP
885 Third Avenue, Suite 1000
New York, New York 10022-4834
Mail Property Tax Statements to:
Stratosphere Corporation
Accounts Payable
2000 Las Vegas Boulevard South
Las Vegas, Nevada 89104
FIRST MODIFICATION TO
DEED OF TRUST, ASSIGNMENT OF
RENTS AND LEASES, SECURITY AGREEMENT AND
FIXTURE FILING
MADE BY
STRATOSPHERE CORPORATION
as TRUSTOR,
to
LAWYERS TITLE OF NEVADA,
as Trustee,
for the benefit of
BEAR STEARNS CORPORATE LENDING INC.,
in its capacity as Administrative Agent, for the benefit of the Secured Parties, as Beneficiary
Relating to Premises in:
Clark County, Nevada
DATED: As of May 9, 2006
Maximum Amount of Indebtedness
Secured Hereby is $60,000,000

FIRST MODIFICATION TO
DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES,
SECURITY AGREEMENT AND FIXTURE FILING
     THIS FIRST MODIFICATION TO DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING (“Modification Agreement”) is made as of May 9, 2006, by STRATOSPHERE CORPORATION, a Delaware corporation, whose address is 2000 Las Vegas Boulevard South, Las Vegas, Nevada 89104 (together with all successors and assigns of the Trust Estate, “Trustor”), to LAWYERS TITLE OF NEVADA, whose address is 1210 S. Valley View Boulevard, Las Vegas, Nevada 90102, as trustee (“Trustee”), for the benefit of BEAR STEARNS CORPORATE LENDING INC., (“Beneficiary”), whose address is 383 Madison Avenue, 8th floor, New York, New York 10179, in its capacity as administrative agent (together with its substitutes, successors and assignees in such capacity, the “Administrative Agent”) under the Credit Agreement (as defined below), for the benefit of the Secured Parties.
RECITALS
     WHEREAS, Trustor has entered into an Amended and Restated Credit Agreement dated as of the date hereof, by and among the American Casino & Entertainment Properties LLC, a Delaware limited liability company (“ACEP”), certain Subsidiaries of ACEP, the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”), Bear Stearns Corporate Lending Inc., as syndication agent (in such capacity and together with its successors, substitutes and assigns in such capacity, the “Syndication Agent”), Bear, Stearns & Co. Inc., as sole lead arranger and sole bookrunner (in such capacities, and together with its successors, substitutes and assigns in each such capacity, the “Lead Arranger”), and the Administrative Agent (hereinafter the “First Amendment”), which amends, modifies and supplements that certain Credit Agreement, dated as of January 29, 2004, by and among ACEP, certain Subsidiaries of ACEP, certain banks and other financial institutions (the “Existing Lenders”), Bear Stearns & Co. Inc., as Sole Lead Arranger and Sole Bookrunner, Bear Stearns Corporate Lending Inc., as Syndication Agent and Bear Stearns Corporate Lending Inc. as Administrative Agent (the “Original Credit Agreement”, as amended by the First Amendment and as further amended, supplemented or modified from time to time, the “Credit Agreement”); capitalized terms used herein but not otherwise defined shall have the meaning set forth for such terms in the Credit Agreement;
     WHEREAS, in connection with the execution and delivery of the Original Credit Agreement, Trustor entered into that certain Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing (the “Original Deed of Trust”) dated as of May 26, 2004 and recorded May 26, 2004 as Instrument Number 20040526-04504 among the official records of Clark County, Nevada, granting to Trustee for the benefit of the Beneficiary a security interest in that certain real property located in the County of Clark and State of Nevada (the “State”), more particularly described in Schedule A attached to the Original Deed of Trust;
     WHEREAS, pursuant to the First Amendment, certain of the Existing Lenders and other parties hereto agreed, among other things, to increase the amount of certain loans available to ACEP (the “Loans”) such that the aggregate principal amount of the Loans is not to exceed at any time Sixty Million and No/100 Dollars ($60,000,000.00);
     WHEREAS, pursuant to the First Amendment, certain of the Existing Lenders and other parties hereto agreed, among other things, to amend certain interest rates applicable to the Loans and to extend the Termination Date to the fourth anniversary of the Restatement Date;
     WHEREAS, pursuant to the Credit Agreement, Trustor has guaranteed the obligations of ACEP under the Credit Documents;
     WHEREAS, all obligations of Trustor to the Secured Parties under the Bank Guarantee are to be secured, in part, by the Trust Estate pursuant to this Deed of Trust in accordance with the terms hereof;
     WHEREAS, it is a condition precedent to the availability of funds under the Credit Agreement and a covenant under the Credit Agreement that Trustor shall have executed and delivered this Deed of Trust to Beneficiary;
     WHEREAS, ACEP is the parent of Trustor;
     WHEREAS, ACEP and Trustor are engaged in related businesses, and Trustor will derive substantial direct and indirect benefit from the availability of funds under the Credit Agreement;
     WHEREAS, Trustor and Beneficiary desire to modify the Original Deed of Trust in order to subject certain additional, adjacent parcels acquired by Trustor to the lien of this Modification Agreement; and
     WHEREAS, Trustor and Beneficiary desire to modify the Original Deed of Trust pursuant to the terms of this Modification Agreement, to give notice that the Original Deed of Trust, as modified hereby, secures all of the Obligations under the Credit Agreement and the other Loan Documents (as such term is defined in the Credit Agreement), including without limitation the increase in the Secured Indebtedness, including the Loans, pursuant to the First Amendment.
AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing and the payment of Ten Dollars ($10.00) and other good and valuable consideration the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto agree and give notice as follows:
     1. All of the foregoing recitals are acknowledged by Trustor as being true and correct and shall be deemed incorporated by reference herein. Trustor hereby acknowledges and agrees that the Original Deed of Trust, as amended and modified hereby, secures the Obligations under the Credit Agreement, the amount of which Obligations is being increased pursuant to the First Amendment as set forth in paragraph 2 below. From and after the date hereof, all references in the Original Deed of Trust to the “Credit Agreement” shall mean the Credit Agreement as defined herein. From and after the date hereof, all references in the

Original Deed of Trust to the “Loans” shall mean the Loans as increased by the terms of the First Amendment. From and after the date hereof, all references in the Original Deed of Trust to the “Obligations” shall mean the Obligations as increased by the terms of the First Amendment.
     2. The Original Deed of Trust is hereby amended to increase the aggregate principal amount of the Loans secured thereby from $20,000,000.00 to $60,000,000.00.
     3. Schedule A of the Original Deed of Trust is hereby deleted in its entirety and replaced with Schedule A attached to this Modification Agreement.
     4. The Original Deed of Trust, as amended and modified by this Modification Agreement (the “Deed of Trust”), cannot be further altered, amended, modified, terminated, waived, released or discharged except in a writing signed by the parties hereto or their respective successors or assigns. Any future amendment or modification of the Loan Documents (as defined in the Original Credit Agreement) or the Obligations (as defined in the Deed of Trust) may or may not be recorded. All holders of any interest or claim that affects all or any portion of the Land (as defined in the Deed of Trust) or any estate or interest therein, which interest or claim is recorded after the date the Deed of Trust was originally recorded or that is otherwise or is intended to be junior and subordinate to the lien of the Deed of Trust (collectively, “Junior Lien Claimants”), are hereby placed on notice of the possibility that the Loan Documents or the Obligations may be amended but any such amendment may or may not be placed of record. Any such amendment shall be fully effective whether or not recorded, without thereby impairing or reducing the priority of the lien of the Deed of Trust or constituting a novation. Junior Lien Claimants should not assume they will be notified of any amendment of the Loan Documents or of the Obligations that occur before or after the recording of their lien. By accepting their interest in the Land, Junior Lien Claimants acknowledge and consent to the foregoing.
     5. As modified herein, the terms of the Original Deed of Trust shall continue in full force and effect. Notwithstanding anything to the contrary contained in this Modification Agreement, if at any time it is determined that the lien, validity or security of the Deed of Trust is impaired or subordinated as a result of the modifications contemplated hereby (the “Modifications”), then the Original Deed of Trust shall be construed as if such Modifications had never taken place and the original terms of the Original Deed of Trust as unmodified hereby shall continue in full force and effect and the Deed of Trust shall maintain all legal or equitable priorities which were in existence before the date of execution of this Modification Agreement. It is understood by and is the intention of the parties hereto that any legal or equitable priorities of the Deed of Trust over any party which were in existence before the date of execution of this Modification Agreement shall remain in effect after the execution of this Modification Agreement. Neither this Modification Agreement nor the transactions pursuant to the First Amendment shall be deemed to constitute a novation or to extinguish any of the Obligations secured by the Original Deed of Trust.
     6. This Modification Agreement may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement.

     7. THIS MODIFICATION AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA
     IN WITNESS WHEREOF, Trustor has duly signed and delivered this Deed of Trust as of the date first above written.

STRATOSPHERE CORPORATION,
a Delaware corporation

By:	/s/

Name:

Title:

BEAR STEARNS CORPORATE LENDING INC.

By:	/s/

Name:

Title:

STATE OF	)

	)	SS
COUNTY OF	)
     On ___2006, before me, the undersigned, a Notary Public in and for said State personally appeared ___known to me to be the ___of STRATOSPHERE CORPORATION, a Delaware corporation, and acknowledged to me that such individual executed the within instrument on behalf of said limited liability company.
     WITNESS my hand and official seal.

Notary Public in and for said County and State
[SEAL]

STATE OF	)

	)	SS
COUNTY OF	)
     On ___2006, before me, the undersigned, a Notary Public in and for said State personally appeared ___known to me to be the ___of BEAR STEARNS CORPORATE LENDING INC. and acknowledged to me that such individual executed the within instrument on behalf of said limited liability company.
     WITNESS my hand and official seal.

Notary Public in and for said County and State
[SEAL]